                                                                    EXHIBIT 10.1

                              TRANSITORY AGREEMENT

This agreement ("The Transitory Agreement"), is celebrated between HARVEST VINCCLER, C.A. (formerly Benton Vinccler, C.A.) a mercantile entity, registered in the Mercantile Registry of the Judicial Circumscription of the Federal District and Miranda State, dated Junio 29, 1993, under No 13, Volume 146-A Sgdo, which last modification of the document of incorporation and by-laws where it changed its social name is evidenced in a shareholder meeting held on May 3rd 2004, duly registered in the Mercantile Registry of the Judicial Circumscription of the Capital District and Miranda State, under No 17, Volume 65-A Sgdo; represented herein by its Director JAMES ARTHUR EDMISTON III, United States citizen, of legal age, domiciled in the city of Houston, Texas, holder of the Passport No _________________, issued by the United States Government, whose appointment is evidenced in a shareholder meeting minute duly registered on December 6th 2004, under No 39, Volume 206-A Sgdo; and duly authorized to execute this document (the "Contractor") and PDVSA Petroleo S.A. ("PPSA"), (Petroleos de Venezuela, S.A.' subsidiary), a mercantile entity, registered in the Second Mercantile Registry of the Judicial Circumscription of the Federal District and Miranda State, dated November 16, 1978, under No 26, Volume 127-A second, which last modification of the document of incorporation and by-laws occurred on December 13th 2002, duly registered on December 19th, 2002, under No. 60, Volume 193-A Sgdo; represented herein by its President RAFAEL RAMIREZ CARRENO, Venezuelan, of legal age, domiciled in Caracas and holder of the Identity Card No _________________, and duly authorized to execute this document according to number 25 of the by-laws. (PPSA and Contractor jointly the "Parties").

     Whereas, on April 12th 2005 the Minister of Energy and Petroleum of the Bolivarian Republic of Venezuela ("MEP") issued instructions to Petroleos de Venezuela, S.A. of mandatory compliance in relation to thirty two Operating Services Agreements, in which PPSA is a party (the "Instructions"), including the Operating Services Agreement for the South Monagas Unit (the Operating Agreement").

     The Parties agree as follows:

                                    ARTICLE 1
                         LIMIT ON PAYMENTS TO CONTRACTOR

     1.1 Annual Limit. The total amounts to be paid to the Contractor from year 2005, under the Operating Agreement (including Capital Fee, Operations Fee and Interest Fee) in any given calendar year, regardless of any section providing otherwise in the Operating Agreement, shall not exceed of the 66,67% (sixty six point sixty seven per cent) of the total value of the crude oil produced in the Area of the Agreement, during such year (the "Annual Limit").

     1.2 Value. For purposes of the application of the preceding clause, that is
Article 1.1 set forth above, the value of the crude oil produced in any given quarter, shall be determined as indicated in Annex A.

                                    ARTICLE 2
                                 INCOME TAXATION

     The Contractor undertakes to faithfully pay all the amounts due to the Servicio Nacional Integrado de Administracion Aduanera y Tributaria (SENIAT), under the requirements of the Income Tax Law of the Bolivarian Republic of Venezuela.

                                    ARTICLE 3
                          MIGRATION TO A MIXED COMPANY

     The Parties undertake to negotiate in good faith the terms and conditions for the conversion of the Operating Agreement into mixed company. The State, PPSA or any of its affiliates will have an equity participation of more than 50% of the shares of the mixed company which exploits crude oil, and a participation to be negotiated between the Parties of the mixed company which exploits gas.

                                    ARTICLE 4
                                 APPLICABLE LAW

     This Transitory Agreement shall be interpreted and regulated in accordance with the laws of the Bolivarian Republic of Venezuela.

                                    ARTICLE 5
                             CAPACITY OF THE PARTIES

     The Parties recognize that they execute this Transitory Agreement in their own name, as a legal person capable and as a party to the Operating Agreement. Likewise, either Party declares and guaranties that: (i) has full power to execute and comply with the terms of the Transitory Agreement; (ii) has obtained all the approvals and authorizations required for the execution of this Transitory Agreement; and (iii) once executed by a duly authorized representative, this Transitory Agreement shall constitute a binding and enforceable obligation under its terms.

IN WITNESS WHEREOF, the Parties sign this Transitory Agreement in the city of Caracas on 4th of August, 2005

HARVEST VINCCLER, C.A.                  PDVSA PETROLEO, S.A.


-------------------------------------   ----------------------------------------
JAMES ARTHUR EDMISTON III               RAFAEL RAMIREZ CARRENO
Director                                President

                                     ANNEX A

PRICE CALCULATION FORMULA FOR PDVSA'S INCOME:

     PRICE FOR PDVSA'S INCOME = 0.775* (FORMULA PRICE CPB FIRST ROUND)

                            CPB = CRUDE PRICE BASKET

FORMULA PRICE FOR CPB FIRST ROUND'S CALCULATION (ARTICLE S13 OPERATING SERVICES AGREEMENT SOUTH MONAGAS UNIT (PAGE 44) AND ITS AMENDMENT)

     (((THUMS+ DUBAI+ BRENT+ WTI+ 2WTS)/6) - 0,058) X 0.775

CALCULATION EXAMPLE:

     Price for PDVSA's income = (((33,67+33.62+38.14+41.38+2*37.,42)/6) -
     0.058)x 0.775 = 28.58 $/BL

2004 AVERAGE PRICE USED IN THE EXAMPLE:

                                                        UNL 87
                                   CPAA 3%SU.        (GASOLINA SIN      GASOIL NO.2
                                 (RESIDUAL 3.0%    PLOMO 87 PLATT'S   (DESTILADO No 2
                               AZ. PLATT'S GOLFO         GOLFO         PLATT'S GOLFO
                                   WATERBORNE         WATERBORNE        WATERBORNE
       THUMS   DUBAI   BRENT         MEAN)               MEAN)             MEAN)
       ($/B)   ($/B)   ($/B)         ($/B)               ($/B)             ($/B)
       -----   -----   -----   -----------------   ----------------   ---------------
2004   33,67   33,62   38,14         24,70               49,30             45,54

                         NAFTA ENTERA
           ASFALTO      (NAFTA ENTERA
       PAVIM.(POTEN &   PLATT'S GOLFO                                   LLS (LIGHT
       PARTNERS BARGE     WATERBORNE    WTI (WEST TEXAS    WTS (WEST     LOUISIANE
         CIF GOLFO)         MEAN)        INTERMEDIATE)    TEXAS SOUR)     SWEET)      MAYA
            ($/B)           ($/B)            ($/B)           ($/B)         ($/B)     ($/B)
       --------------   -------------   ---------------   -----------   ----------   -----
2004        23,65           46,30            41,38           37,42         41,50     30,04


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